Exhibit 32.1

CERTIFICATION

In connection with the quarterly report of Fortified Holdings Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Repot”), I, Brendan Reilly, Principal Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the periods covered by the Quarterly Report.

Date: May 15, 2008
By:	/s/ Brendan Reilly
Brendan Reilly
Principal Executive Officer